UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 6, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

June 6, 2012

Item 1.01 Entry into a Material Definitive Agreement.

As we previously reported in our current report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2012, we sold 7,000,000 shares of our common stock and warrants to purchase 5,250,000 shares of common stock, raising $29,190,000 in gross proceeds, in a private placement to four institutional accredited investors, pursuant to the terms of a Securities Purchase Agreement dated as of May 15, 2012. Under the terms of the Securities Purchase Agreement, we may be required to issue additional shares of common stock at certain specified times to the investors in the event that the market price of our common stock decreases below the price per share of common stock purchased in the private placement ($4.17).

On June 5, 2012, we and each of the investors entered into Amendment No. 1 to the Securities Purchase Agreement. Under the amendment, each investor agreed that neither it nor any of its affiliates will engage in any “short sale” (as such term is defined in Regulation SHO under the Securities Exchange Act of 1934, as amended) of our common stock in or with respect to any period during which the number of additional shares is being determined pursuant to the terms of the Securities Purchase Agreement.

Amendment No. 1 to the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing is only a brief description of the material terms of the amendment and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1 to Securities Purchase Agreement, dated as of June 6, 2012, by and among the Company and the investors therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: June 6, 2012	By:	/s/ Barak Bar-Cohen
Barak Bar-Cohen
Chief Executive Officer

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